Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100843, No. 333-83506, No. 333-60156, No. 333-49032, 333-42844, 333-34502 and No. 333-110743 ) and on Form S-3 (No. 333-91570, No. 333-61874 and No. 333-112698) of Chordiant Software, Inc. of our report dated 7 December 2004 relating to the financial statements of KiQ Limited, which appears in the Current Report on Form 8-K of Chordiant Software, Inc. dated March 25, 2005.

/S/ PETERS ELWORTHY & MOORE
Chartered Accountants and Registered Auditors
Salisbury House
Station Road
Cambridge
CB1 2LA